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Subject to completion, dated May 19, 2015

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 Filed Pursuant to Rule 424(b)(5)
Registration No. 333-183939

Preliminary prospectus supplement
(To prospectus dated September 17, 2012)

6,000,000 shares

Cimarex Energy Co.

Common stock

We are offering 6,000,000 shares of our common stock, par value $0.01 per share. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "XEC." The last reported sale price of our common stock on the NYSE on May 18, 2015 was $116.43 per share.

Investing in our common stock involves risks. See "Risk factors" on page S-3 and the risk factors incorporated by reference in this prospectus supplement and the accompanying base prospectus.

		Per share		Total

Public offering price	$		$
Underwriting discount	$		$
Proceeds to us	$		$

We have granted the underwriters an option to purchase up to 900,000 additional shares of our common stock exercisable from time to time within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus to which it relates. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock on or about                       , 2015.

Joint Book-Running Managers

J.P. Morgan	Barclays

May      , 2015

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the "SEC," utilizing a "shelf" registration process. This prospectus supplement relates to the offer and sale of the common stock.

In making your investment decision, you should rely only on the information included or incorporated by reference in this prospectus supplement or to which this prospectus supplement refers or that is contained in any free writing prospectus relating to the common stock. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the common stock only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than its date or that the information incorporated by reference in this prospectus supplement is accurate as of any date other than the date of the incorporated document. Neither the delivery of this prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus supplement.

S-i

Prospectus supplement

Prospectus

S-ii

About this prospectus supplement and the accompanying base prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and certain other matters. The second part, the accompanying base prospectus dated September 17, 2012, provides more general information about the various securities that we may offer from time to time, some of which information may not apply to the common stock we are offering hereby. Generally when we refer to this "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. If any of the information in this prospectus supplement is inconsistent with any of the information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Cautionary statement regarding forward-looking statements

Throughout this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Cimarex plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein. Forward-looking statements include statements with respect to, among other things:

•
Fluctuations in the price we receive for our oil and gas production;

•
Timing and amount of future production of oil and natural gas;

•
Full cost ceiling impairments to the carrying values of our oil and gas properties;

•
Reductions in the quantity of oil and gas sold due to decreased industrywide demand and/or curtailments in production from specific properties or areas due to mechanical, transportation, marketing, weather or other problems;

•
Reserve estimates;

•
Cash flow and anticipated liquidity;

•
Amount, nature and timing of capital expenditures;

•
Access to capital markets;

•
Legislation and regulatory changes;

•
Operating costs and other expenses;

S-iii

•
Operating and capital expenditures that are either significantly higher or lower than anticipated because the actual cost of identified projects varied from original estimates and/or from the number of exploration and development opportunities being greater or fewer than currently anticipated;

•
Exploration and development opportunities that we pursue may not result in economic, productive oil and gas properties;

•
Drilling of wells;

•
Estimates of proved reserves, exploitation potential or exploration prospect size;

•
Increased financing costs due to a significant increase in interest rates; and

•
De-risking of acreage.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and other risks described herein.

Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by our engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the timing of future production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus supplement or the accompanying base prospectus, including the information incorporated by reference herein or therein, cause our underlying assumptions to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, express or implied, included in this prospectus supplement or the accompanying base prospectus, including the information incorporated by reference herein or therein, and attributable to Cimarex are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Cimarex or persons acting on its behalf may issue. Cimarex does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as required by law.

S-iv

Summary

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled "Risk factors" commencing on page S-3 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K/A for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in our common stock.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms "Cimarex," "our Company," "us," "we" and "our" refer to Cimarex Energy Co. and its consolidated subsidiaries. References to "underwriters" refer to the firms listed on the cover page of this prospectus supplement.

Our business

We are an independent oil and gas exploration and production company. Our operations are mainly located in Oklahoma, Texas, and New Mexico. Our corporate headquarters are in Denver, Colorado. Our main operating offices are in Tulsa, Oklahoma and Midland, Texas.

Proved reserves at December 31, 2014 totaled 3.1 Tcfe, consisting of 1.7 Tcf of natural gas, 119.0 million barrels of crude oil and 125.3 million barrels of natural gas liquids. Of total proved reserves, 77% are classified as proved developed and 53% are gas.

Our production during the first quarter of 2015 averaged 946.7 MMcfe per day. Average daily production was comprised of 445.8 MMcf of gas (47%), 51,241 barrels of crude oil (33%) and 32,242 barrels of natural gas liquids (20%). At December 31, 2014, the wells we operate accounted for approximately 77% of our production and 74% of our total proved reserves.

Our operations are organized into two main core areas. Our Permian Basin assets are principally located in southeast New Mexico and west Texas. Our Mid-Continent assets are principally located in Oklahoma and the Texas Panhandle.

Our offices

Our corporate headquarters is located at 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203, and the phone number at this address is (303) 295-3995. Our website address is www.cimarex.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

The offering

Issuer	Cimarex Energy Co.
Shares of common stock offered	6,000,000 shares (or 6,900,000 shares if the underwriters' option to purchase additional shares is exercised in full).
Common stock outstanding immediately after this offering(1)	93,670,461 (94,570,461 shares if the underwriters' option to purchase additional shares is exercised in full).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters' option to purchase additional shares is exercised in full) after deducting underwriting discounts. We intend to use the net proceeds from this offering for general corporate purposes and to fund increased drilling and completion activity in the second half of 2015 and more significantly in 2016.
Risk factors
An investment in our common stock involves certain risks. You should carefully consider the risks described in "Risk factors" beginning on page S-3 of this prospectus supplement and in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement before making a decision to purchase the common stock offered hereby. Additional risks and uncertainties that we do not know about or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects.
Trading symbol	Our common stock is listed on the NYSE under the symbol "XEC."

(1)    The number of shares to be outstanding after this offering is based on 87,670,461 shares of our common stock issued and outstanding as of April 30, 2015 and excludes 298,995 shares that may be issued pursuant to outstanding stock options and an additional 5,387,919 shares of common stock available for issuance under our existing equity compensation plan.

Risk factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, and all of the information contained in or incorporated by reference into this prospectus before deciding whether to purchase the common stock. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition or results of operations would suffer. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also include forward-looking statements, which involve risks and uncertainties. Our actual results may differ substantially from those discussed in these forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. See "Cautionary statement regarding forward-looking statements" in this prospectus supplement.

The market price of our common stock may be volatile and our stock price could decline.

The trading price of shares of our common stock has from time to time fluctuated widely and in the future may be subject to similar fluctuations. As an example, during the year ended December 31, 2014, the market price of our common stock ranged from a low of $92.38 per share to a high of $150.71 per share. The trading price of our common stock may be affected by a number of factors, including the volatility of oil and natural gas prices, our operating results, changes in our earnings estimates, additions or departures of key personnel, our financial condition, drilling activities, legislative and regulatory changes, general conditions in the oil and natural gas exploration and development industry, general economic conditions, and general conditions in the securities markets. In particular, a significant or extended decline in oil and natural gas prices could have a material adverse effect on the market price of our common stock. Other risks described elsewhere under "Risk factors" in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement could also materially and adversely affect our share price.

Although our board of directors has declared quarterly dividends on our common stock in recent years, we may not pay cash dividends in the future.

Although we have paid cash dividends on our common stock in the past, our board of directors may not declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, cash requirements, future prospects and other considerations that our board of directors deems relevant.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our board of directors is authorized to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or other terms, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

There may be future dilution of our common stock, which could adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common stock. In the future, we may issue shares of our common stock to raise cash for future drilling and development activities or acquisitions. We regularly evaluate acquisition opportunities as part of our overall business strategy and may periodically pursue acquisition prospects as they arise, particularly in light of the significant decline in commodity prices over the past several months. We may pay the purchase price for any such acquisition by using cash, common stock, or a combination of both.

Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our common stock. In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock.

Provisions in our certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock.

Under our certificate of incorporation, our board of directors is authorized to issue shares of our common or preferred stock without approval of our stockholders. If our board of directors elects to issue additional shares, it could be more difficult for a third party to acquire us. Our certificate of incorporation also requires the approval of 80% of our outstanding voting stock for a merger or consolidation or the sale of all or substantially all of our assets. In addition, Delaware law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. These provisions may deter hostile takeover attempts or otherwise discourage an acquisition of us, and thereby negatively affect the price that investors might be willing to pay in the future for our common stock.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $              (or approximately $              if the underwriters' option to purchase additional shares is exercised in full) after deducting underwriting discounts. We intend to use the net proceeds from this offering for general corporate purposes and to fund increased drilling and completion activity in the second half of 2015 and more significantly in 2016.

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2015 on an actual basis and on an as adjusted basis to give effect to the issuance and sale of our common stock offered hereby and the application of the net proceeds therefrom, as described under "Use of proceeds." You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of March 31, 2015
(in thousands)	Actual	As adjusted
	(unaudited)
Cash and cash equivalents	$120,932	$

Long-term debt:
Senior revolving credit facility(1)	—		—
5.875% Senior Notes due 2022	750,000		750,000
4.375% Senior Notes due 2024	750,000		750,000

Total long-term debt	1,500,000
Stockholders' equity:
Preferred stock	—		—
Common stock	877
Paid-in capital	2,011,454
Retained earnings	2,072,603
Accumulated other comprehensive income	1,204

Total stockholders' equity	4,086,138

Total capitalization	$5,586,138	$

(1)    As of May 18, 2015, we had no borrowings outstanding under our senior revolving credit facility.

Price range of common stock

Our common stock is traded on the NYSE under the ticker symbol "XEC." The following table sets forth, for the periods indicated, the high and low sale prices per share for our common stock, as reported by the NYSE, and the amount of the cash dividend declared per share.

	Price range		Dividend paid per share
	High	Low

2015
Second Quarter (through May 18, 2015)	$132.18	$113.05	$0.16	*
First Quarter	$118.87	$91.74	$0.16
2014
Fourth Quarter	$129.12	$96.02	$0.16
Third Quarter	$150.71	$125.25	$0.16
Second Quarter	$143.75	$111.49	$0.16
First Quarter	$121.71	$92.38	$0.14
2013
Fourth Quarter	$113.03	$94.11	$0.14
Third Quarter	$97.60	$65.17	$0.14
Second Quarter	$76.61	$62.98	$0.14
First Quarter	$79.69	$56.96	$0.12

*      In February 2015, our board of directors declared a cash dividend of $0.16 per share, payable on June 1, 2015 to stockholders of record on May 15, 2015.

On May 18, 2015, the last sale price of our common stock, as reported on the NYSE, was $116.43 per share.

As of May 12, 2015, there were approximately 2,040 holders of record of our common stock. The number of record holders does not include holders of shares in "street name" or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depositories.

Dividend policy

We currently intend to continue to pay quarterly cash dividends on our outstanding shares of common stock in the future. However, the determination by our board of directors of the amount of future cash dividends, if any, to be declared and paid will depend upon, among other factors, our financial condition, cash flow, level of exploration and development expenditure opportunities, future business prospects, covenants under any applicable contractual arrangements and such other factors deemed relevant by our board of directors.

Certain U.S. federal income and estate tax considerations for non-U.S. holders

The following is a summary of certain United States federal income tax and, to a limited extent, estate tax consequences relating to the purchase, ownership and disposition of our common stock. This summary deals only with common stock that is held as a "capital asset" (generally, property held for investment) by a non-U.S. holder (as defined below).

A "non-U.S. holder" means a beneficial owner of common stock (other than a partnership or entity treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

An individual may generally be treated as a resident of the United States in any calendar year for United States federal income tax purposes, by, among other ways, being present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are taxed for United States federal income tax purposes as if they were U.S. citizens.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," and U.S. Treasury regulations, administrative rulings and judicial decisions, in effect as of the date hereof. These authorities may be subject to different interpretations or changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxation and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances, including the impact of the unearned income Medicare contribution tax on net investment income. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the United States federal income tax laws such as (without limitation):

•
certain United States expatriates;

•
persons subject to the alternative minimum tax;

•
stockholders that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
stockholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
stockholders that are partnerships or entities or arrangements treated as partnerships for United States federal income tax purposes, or other pass-through entities, or owners thereof;

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financial institutions;

•
insurance companies;

•
tax-exempt entities;

•
"controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid United States federal income tax;

•
dealers in securities or foreign currencies; and

•
traders in securities that use the mark-to-market method of accounting for United States federal income tax purposes.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership (including an entity treated as a partnership for United States federal income tax purposes) holding our common stock, you should consult your tax advisor.

We have not sought any ruling from the Internal Revenue Service, which we refer to as the "IRS," with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Distributions

When we make distributions on our common stock, such distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces the non-U.S. holder's adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described below under "Gain on disposition of common stock." Any dividend paid to a non-U.S. holder of our common stock that is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will be subject to withholding of United States federal income tax at a rate of 30%, or such lower rate as may be specified under an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with IRS

Form W-8BEN or IRS Form W-8BEN-E, as applicable, properly certifying eligibility for the reduced rate. A non-U.S. holder that does not timely furnish the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a non-U.S. holder that are effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment or fixed base of the non-U.S. holder) generally will be exempt from the withholding tax described above and instead will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person. Such effectively connected dividends will not be subject to United States federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for such exemption. A non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" (at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on disposition of common stock

Subject to the discussion below under "—FATCA," any gain realized on the disposition of our common stock by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a "United States real property holding corporation," or USRPHC, for United States federal income tax purposes.

A non-U.S. holder who has gain that is described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates in the same manner as if it were a United States person. In addition, a non-U.S. holder described in the first bullet point immediately above that is a corporation may be subject to the branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder who meets the requirements described in the second bullet point immediately above will be subject to a flat 30% tax (or a lower tax rate specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

With respect to our status as a USRPHC, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for United States federal income tax purposes. However, so long as our common stock continues to be "regularly traded on an established securities market," as defined by applicable U.S. Treasury regulations, a non-U.S. holder will be taxable on gain realized on the disposition of our common stock only if the non-U.S. holder actually or constructively holds or held more than 5% of such common stock at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. holder's holding period for our common stock. If our common stock were not considered to be regularly traded on an established securities market, all non-U.S. holders would be subject to United States federal income tax on a sale or other taxable disposition of our common stock, and a purchaser of the stock may be required to withhold and remit to the IRS 10% of the purchase price, unless an exception applies.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock and regarding potentially applicable income tax treaties that may provide for different rules.

Federal estate tax

If you are an individual, common stock owned or treated as owned by you at the time of your death will be included in your gross estate for United States federal estate tax purposes and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information reporting and backup withholding

The amount of any dividends paid to a non-U.S. holder and any tax withheld with respect to such dividends must be reported annually to the IRS and to the non-U.S. holder, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a United States person (as defined in the Code) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or such holder otherwise establishes an exemption, and the payor does not have actual knowledge or reason to know that such holder is a United States person. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless such non-U.S. holder certifies under penalty of perjury that it is not a United States person (as defined in the Code) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or such holder otherwise establishes an exemption, and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (generally referred to as "FATCA") generally impose a withholding tax of 30% on any dividends on our common stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders, as well as certain account holders that are foreign entities with U.S. owners) or is otherwise exempt. FATCA also imposes a withholding tax of 30% on any dividends on our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial United States owners or identification of the direct and indirect U.S. owners of the entity (generally by providing an IRS Form W-8BEN-E). Finally, withholding of 30% also generally will apply to the gross proceeds of a disposition of our common stock occurring after December 31, 2016 that are paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met. Withholding under FATCA is imposed on payments foreign financial institutions and other applicable payees whether they receive such payments in the capacity of an intermediary or for their own account. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such taxes. Foreign financial institutions and other entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our stock.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through the underwriters named below. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities LLC
Barclays Capital Inc.

Total	6,000,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $              per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

The underwriters have an option to buy up to 900,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $               per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

Underwriting discounts and commissions

	Without over- allotment exercise	With full over- allotment exercise

Per Share	$	$
Total	$	$

The expenses of this offering will be reimbursed by the underwriters.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than filings on Form S-8 relating to our employee benefit plans) or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any such transaction described in clause (i) or (ii) above is to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock, in each case without the prior written consent of the representatives of the underwriters for a period of 75 days after the date of this prospectus supplement, other than (A) the shares of our common stock to be sold hereunder or (B) any shares of our common stock issued upon the exercise of options granted under our employee benefit plans.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 75 days after the date of this prospectus supplement, may not, without the prior written consent of the representatives of the underwriters (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (other than pursuant to clause (A) below)) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. These restrictions do not apply to (A) upon the approval of the Company, up to a maximum amount of 100,000 shares of our common stock sold by our executive officers and directors and shares withheld in satisfaction of withholding tax obligations upon the vesting of restricted stock awards or the exercise of stock options, (B) the shares of common stock to be sold pursuant to the underwriting agreement and (C) the transfer of common stock as bona fide gifts; provided that in the case of any transfer pursuant to clause (C), each transferee agrees to be bound by the restrictions in the lock-up agreements.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Our shares of common stock are listed on the NYSE under the symbol "XEC."

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Notice to prospective investors in European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and the 2010 PD Amending Directive to the extent implemented, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)    to any legal entity which is a qualified investor as defined under the Prospectus Directive or the 2010 PD Amending Directive if the relevant provision has been implemented;

(b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive or Article 3(2) of the 2010 PD Amending Directive to the extent implemented;

provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of shares to the public," in relation to any shares in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EC.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons").

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement and the accompanying base prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Switzerland

This document does not constitute an issue prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Our common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. This document as well as any other material relating to our common stock is personal and confidential and does not constitute an offer to any other person. This document may only be used in Switzerland by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published, or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus, the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in the Dubai International Finance Centre

This prospectus supplement and the accompanying base prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying base prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying base prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying base prospectus. The securities to which this prospectus supplement and the accompanying base prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or the accompanying base prospectus you should consult an authorized financial advisor.

Relationships with underwriters and their affiliates

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business activities for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments. In addition, from time to time, certain of the underwriters and their affiliates may at any time hold, on behalf of themselves or their customers, or recommend to clients that they acquire, long and/or short positions in our debt and equity securities or loans, and may do so in the future.

Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Francis B. Barron, our Senior Vice President—General Counsel and Corporate Secretary. The validity of the shares of common stock offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, and for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

Experts

The consolidated financial statements of Cimarex Energy Co. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed our reserve estimates for properties that comprised at least 80% of the discounted future net cash flows before income taxes, using a 10% discount rate, attributable to the total interests owned by Cimarex as of December 31, 2014, 2013 and 2012. Estimated quantities of Cimarex's oil and gas reserves and the net present value of such reserves have been included and incorporated by reference in this prospectus supplement in reliance on the authority of said firm as experts in petroleum engineering.

Information incorporated by reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the NYSE, 11 Wall Street, 5th Floor, New York,
New York 10005.

We have filed a registration statement with the SEC on Form S-3 with respect to this offering. This prospectus supplement is a part of the registration statement. As allowed by SEC rules, this prospectus supplement does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and may replace information in this prospectus supplement, the accompanying base prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus supplement until the termination of this offering, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Filing	Period

Annual Report on Form 10-K/A	Year ended December 31, 2014
Quarterly Report on Form 10-Q	Quarter ended March 31, 2015
Definitive Proxy Statement on Schedule 14A	Filed April 2, 2015
Current Reports on Form 8-K	Filed February 25, 2015 and May 15, 2015

As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus supplement, you should rely on the statements made in the most recent document.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in any such jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States must inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable in those jurisdictions.

You may request a copy of any document incorporated by reference in this prospectus supplement or the accompanying base prospectus, at no cost, by writing or calling us at the following address:

  Francis B. Barron
  Corporate Secretary
  Cimarex Energy Co.
  1700 Lincoln Street, Suite 3700
  Denver, Colorado 80203-4537
  tel.: (303) 295-3995

PROSPECTUS

Cimarex Energy Co.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS

        We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities (which may be guaranteed by one or more of our subsidiaries) or warrants. Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "XEC."

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the Securities and Exchange Commission (the "SEC") and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is September 17, 2012.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

i

Glossary of oil and gas terms

        In this prospectus (including the information incorporated by reference in this prospectus), the following terms have the meanings specified below.

  Bbl/d—Barrels (of oil or natural gas liquids) per day

  Bbls—Barrels (of oil or natural gas liquids)

  Bcf—Billion cubic feet

  Bcfe—Billion cubic feet equivalent

  Btu—British thermal unit

  MBbls—Thousand barrels

  Mcf—Thousand cubic feet (of natural gas)

  Mcfe—Thousand cubic feet equivalent

  MMBbls—Million barrels

  MMBtu—Million British thermal units

  MMcf—Million cubic feet

  MMcf/d—Million cubic feet per day

  MMcfe—Million cubic feet equivalent

  MMcfe/d—Million cubic feet equivalent per day

  Net Acres—Gross acreage multiplied by Cimarex's working interest percentage

  Net Production—Gross production multiplied by Cimarex's net revenue interest

  NGL—Natural gas liquids

  Tcf—Trillion cubic feet

  Tcfe—Trillion cubic feet equivalent

        One barrel of oil or NGL is the energy equivalent of six Mcf of natural gas

ii

About this prospectus

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We or selling securityholders identified in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time.

        The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities, which may be guaranteed by one or more of our subsidiaries; and

  •
  warrants.

        Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we or the selling securityholders will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we or the selling securityholders propose to sell;

  •
  the names and addresses of the selling securityholders, if any, the type and amount of our securities that they own, and a description of any material relationships between the selling securityholders and us;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we or the selling securityholders will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

 Disclosure regarding forward-looking statements

        Throughout this prospectus, including the information incorporated by reference herein, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Cimarex plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein. Forward-looking statements include statements with respect to, among other things:

  •
  amount, nature and timing of capital expenditures;

  •
  drilling of wells;

  •
  reserve estimates;

  •
  timing and amount of future production of oil and natural gas;

  •
  operating costs and other expenses;

  •
  cash flow and anticipated liquidity;

  •
  estimates of proved reserves, exploitation potential or exploration prospect size;

  •
  marketing of oil and natural gas;

  •
  legislation and regulatory changes; and

  •
  access to capital markets.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and other risks described herein.

        Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by our engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the timing of future production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described above or elsewhere in this prospectus supplement or the accompanying prospectus, including the information incorporated by reference herein or therein, cause our underlying assumptions to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, express or implied, included in this prospectus supplement or the accompanying base prospectus, including the information incorporated by reference herein or therein, and attributable to Cimarex are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Cimarex or persons acting on its behalf may issue. Cimarex does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as required by law.

The company

        We are an independent oil and gas exploration and production company. Our operations are mainly located in Texas, Oklahoma, New Mexico and Kansas. Our corporate headquarters is in Denver, Colorado. Our main operating offices are in Tulsa, Oklahoma and Midland, Texas.

        Proved reserves at December 31, 2011 totaled 2.05 Tcfe, consisting of 1.2 Tcf of natural gas and 138 million barrels of crude oil and natural gas liquids. Of total proved reserves, 82% are classified as proved developed and 59% are gas.

        Our production during 2011 averaged 592.3 MMcfe per day. Average daily production was comprised of 329.1 MMcf of gas (56%) and 43,875 barrels of crude oil and natural gas liquids (44%). The wells we operate account for 81% of our production and 76% of our total proved reserves.

        Our operations are organized into two main core areas. Our Mid-Continent assets are principally located in Oklahoma, the Texas Panhandle and southwest Kansas. Our Permian Basin assets are principally located in southeast New Mexico and west Texas. We also have minor operations along the U.S. Gulf Coast, principally in southeast Texas, and in certain other areas.

        Our corporate headquarters are located at 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203 and our main telephone number at that location is (303) 295-3995. Cimarex is a Delaware corporation.

        Our Web site address is www.cimarex.com. There you will find our news releases, annual reports, proxy statements, 10-Ks, 10-Qs, 8-Ks, insider (Section 16) filings and all other SEC filings. We have also posted our Code of Ethics, Code of Business Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation and Governance Committee Charter and Nominating Committee Charter. Copies of these documents are also available in print upon a written or telephone request to our Corporate Secretary. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Throughout this prospectus, unless otherwise indicated, we use the terms "Cimarex," "Company," "we," "our," and "us" to refer to Cimarex Energy Co. and its subsidiaries.

Risk factors

        Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 22, 2012, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

        Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

 Use of proceeds

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

Ratio of earnings to fixed charges

        The following table sets forth our ratio of earnings to fixed charges:

	Six Months Ending June 30,		Year Ending December 31,
	2012	2011	2011	2010	2009		2008		2007
Ratio of earnings to fixed charges	11.9	23.7	22.7	23.9	—	(a)	—	(b)	14.1

(a)
In 2009, earnings were insufficient to cover fixed charges by $509.5 million and therefore no ratio is shown. The insufficiency was primarily a result of a non-cash impairment of oil and gas properties totaling $791 million that was recorded due to a significant decrease in natural gas prices during the first quarter of 2009.

(b)
In 2008, earnings were insufficient to cover fixed charges by $1.474 billion and therefore no ratio is shown. The insufficiency was primarily a result of non-cash impairments of oil and gas properties totaling $2.2 billion that were recorded due to declines in commodity prices during the last half of 2008.

Dividend policy

        In December 2005, the Cimarex board of directors declared Cimarex's first quarterly cash dividend of $0.04 per share payable to shareholders. A dividend has been authorized in every quarter since then. The dividend was increased to $0.06 per share in December 2007, to $0.08 per share in February 2010, to $0.10 per share in February 2011 and to $0.12 per share in February 2012. Future dividend payments will depend on our level of earnings, financial requirements and other factors considered relevant by the board of directors.

Description of capital stock

        The following descriptions of Cimarex's capital stock and provisions of its amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the complete text of the amended and restated certificate of incorporation and amended and restated bylaws. For information on how to obtain copies of the amended and restated certificate of incorporation and amended and restated bylaws, see "Where You Can Find More Information."

Authorized capital stock

        Cimarex's authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2012, Cimarex had 85,987,555 shares of common stock and no shares of preferred stock outstanding.

Common stock

        Dividends may be paid on the Cimarex common stock out of assets or funds legally available for dividends, when and if declared by Cimarex's board of directors, subject to any preferential rights of preferred stock, if preferred stock of Cimarex is then outstanding. If Cimarex is liquidated, dissolved or wound up, the holders of shares of Cimarex common stock will be entitled to receive the assets and funds of Cimarex available for distribution after payments to creditors and to the holders of any preferred stock, in proportion to the number of shares held by them.

        Each share of Cimarex common stock entitles the holder of record to one vote at all meetings of stockholders and the votes are non-cumulative. The Cimarex common stock has no redemption, conversion or subscription rights and does not entitle the holder to any preemptive rights. The outstanding shares of Cimarex common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred stock

        Cimarex's board has the authority, without further stockholder approval, to create series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Cimarex has not issued any of this preferred stock and has no present plans to issue any shares of preferred stock.

Anti-takeover effects of certain provisions of Delaware law, our certificate of incorporation and bylaws

        The certificate of incorporation and by-laws of Cimarex provide for a classified board of directors with staggered terms, restrict the ability of stockholders to take action by written consent and prevent stockholders from calling a meeting of the stockholders. In addition, the Delaware General Corporation Law imposes restrictions on business combinations with interested parties. These provisions may have the effect of delaying, deferring or preventing a change in control of Cimarex, even if the change in control might be beneficial to Cimarex stockholders.

Description of debt securities

        The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of Cimarex, which we refer to as "debt securities." We may issue debt securities in one or more series under an indenture (the "Indenture") to be entered into between us and U.S. Bank National Association, as trustee (the "Trustee"). A copy of the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Indenture. For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Cimarex Energy Co. and not to its subsidiaries.

        The provisions of the Indenture will generally be applicable to all of the debt securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

  •
  the title of the debt securities;

  •
  the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Cimarex;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  any guarantees applicable to the debt securities, and any subordination provisions or other limitations applicable to any such guarantees;

  •
  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

  •
  the date or dates on which the principal of the debt securities will be payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

  •
  the dates on which interest will be payable and the regular record dates for interest payment dates;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

  •
  any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

  •
  whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

  •
  the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Cimarex or any other person;

  •
  the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

  •
  the applicability to the debt securities of the provisions described in "—Defeasance" below; and

  •
  any other terms applicable to that series in accordance with the Indenture.

        We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

        If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

        Unless otherwise indicated in an applicable prospectus supplement:

  •
  the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

  •
  payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Guarantees

        Debt securities may be guaranteed by one or more of our direct or indirect subsidiaries, if so provided in the applicable prospectus supplement. The prospectus supplement relating to the debt securities of a particular series may describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees may be joint and several obligations of the guarantors.

Registered global securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:

  •
  by the depositary to a nominee of the depositary;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary;

  •
  by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

  •
  in any other circumstances described in an applicable prospectus supplement.

        The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

        Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

        Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the Indenture.

        We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the Indenture:

  •
  the applicable depositary would authorize its participants to give the notice or take the action; and

  •
  the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

        Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the Trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

Certain covenants

Maintenance of office or agency

        We will be required to maintain an office or agency in The City of New York, or, if different, in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Paying agents, etc.

        If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of (or premium, if any) or interest on any debt securities that remain unclaimed for two years after the principal (or premium, if any) or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.

Corporate existence

        We will be required to, and will be required to cause our Restricted Subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that such preservation is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Compliance certificate

        The Company will be required to file annually with the Trustee a certificate signed by one of its officers, stating whether or not the officer knows of any default by the Company in compliance with any provision of the Indenture.

Merger and consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the debt securities of any series and the Indenture; provided, that if the

    Successor Company is not a corporation, a corporate Wholly Owned Subsidiary that is a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of the debt securities of such series;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

  (3)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the debt securities of any series.

Restrictive covenants

        Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

Events of default

        The following are Events of Default under the Indenture with respect to debt securities of any series:

  (1)
  default in any payment of interest on any debt security of that series when due, continued for 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any debt security of that series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure to make any sinking fund payment when and as due by the terms of any debt security of that series;

  (4)
  failure by the Company to perform or comply with any other covenant (other than a covenant or a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than that series) for 90 days after written notice thereof has been given to us as provided in the Indenture;

  (5)
  any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other of our or certain of our subsidiaries' indebtedness, the unpaid principal amount of which aggregates $15 million or more, which default results in the acceleration of the maturity of the indebtedness prior to its stated maturity or occurs at the final maturity thereof;

  (6)
  specified events of bankruptcy, insolvency, or reorganization involving the Company or certain of our subsidiaries; and

  (7)
  any other Event of Default provided with respect to debt securities of that series.

        Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that: other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

        If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See "—Amendments and waivers" below.

        Subject to the duty of the Trustee to act with the requisite standard of care during an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the debt securities of any series unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the

Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Subordination

        The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.

Amendments and waivers

        Subject to certain exceptions, the Indenture and the debt securities of any series may be amended or supplemented with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). In addition, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or any series for certain purposes as set forth in the Indenture.

        However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:

  (1)
  reduce the percentage in principal amount of debt securities of such series whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any such debt security;

  (3)
  reduce the principal of or extend the Stated Maturity of any such debt security;

  (4)
  reduce the premium payable upon the redemption or repurchase of any such debt security or change the time at which any such debt security may be redeemed or repurchased pursuant to the Indenture or any supplemental indenture;

  (5)
  change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security;

  (6)
  impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder's debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's debt securities; or

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions for such securities.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder's debt securities will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

        The Company at any time may terminate all its obligations under the debt securities of any series and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series. If the Company exercises its legal defeasance option, any Subsidiary Guarantees in effect at such time will terminate.

        The Company may at any time terminate its obligations to comply with certain covenants described above under "—Certain covenants" and certain covenants of any outstanding series of debt securities and provisions of the Indenture described above under "—Certain covenants—Restrictive covenants" that may be contained in any applicable prospectus supplement, and we may omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        The applicable prospectus supplement will describe our ability to be released from any of our covenant obligations under the Indenture with respect to any series of debt securities.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

        If the Company fails to comply with its remaining obligations under the Indenture with respect to the debt securities of any series following a covenant defeasance and such debt securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.

Satisfaction and discharge

        We, at our option, may satisfy and discharge the Indenture (except for specified obligations of us and the Trustee, including, among others, the obligations to apply money held in trust) when:

  (1)
  either:

  (a)
  all of our debt securities previously authenticated and delivered under the Indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the Trustee for cancellation; or

  (b)
  all of our debt securities not previously delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and we have deposited or caused to be deposited with the Trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

  (2)
  we have paid or caused to be paid all other sums payable by us under the Indenture; and

  (3)
  we have delivered to the Trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the Indenture have been satisfied.

No individual liability of incorporators, stockholders, officers or directors

        The Indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Company or any successor company, in their capacity as such, shall have any individual liability for any of our obligations under the debt securities or the Indenture.

Governing law

        The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the trustee

        The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The Indenture contains specified limitations on the right of the Trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the Indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee's rights as our creditor will not be limited if the creditor relationship arises from, among other things:

  •
  the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

  •
  specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture;

  •
  disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

  •
  indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

  •
  the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

        The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

Description of warrants

        We may issue warrants to purchase our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Plan of distribution

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore,

Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Selling securityholders

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

Validity of the securities

        The validity of the securities offered hereby will be passed upon for us by Bryan Cave LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

        The consolidated financial statements of Cimarex Energy Co. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

        DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed our proved reserve estimates for properties that comprised at least 80 percent of the discounted future net cash flows before income taxes, using a 10% discount rate, attributable to the total interests owned by Cimarex as of December 31, 2011, 2010 and 2009. Estimated quantities of Cimarex's oil and gas reserves and the net present value of such reserves have been included and incorporated by reference in this prospectus supplement in reliance on the authority of said firm as experts in petroleum engineering.

Where you can find more information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's public reference room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. This information is also available on-line through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC's web site (http://www.sec.gov). Our SEC filings are also available through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, N.Y. 10005. Our internet address is http://www.cimarex.com. The information on our website is not incorporated into this prospectus.

 Incorporation by reference

        We have filed a registration statement with the SEC on Form S-3. This prospectus is a part of the registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus until the termination of this offering, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Filing	Period
Annual Report on Form 10-K	Year ended December 31, 2011
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2012 and June 30, 2012
Current Reports on Form 8-K	Filed February 27, 2012, March 26, 2012 (excluding portions furnished under Item 7.01), April 5, 2012 (two filings) (excluding portions furnished under Item 7.01), and May 21, 2012

        As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

  Mary Kay Rohrer
  Corporate Secretary
  Cimarex Energy Co.
  1700 Lincoln Street, Suite 1800
  Denver, Colorado 80203-4518
  tel.: (303) 295-3995